Exhibit 23.2

CONSENT OF BALUKOFF LINDSTROM & CO., P.A.


As independent public accountants, we hereby consent to the inclusion of our report on the financial statements of American Ecology Corporation and Subsidiaries dated February 15, 2002, included in this report on Form 10-K, and the incorporation by reference into American Ecology Corporation and Subsidiaries' previously filed Registration Statements on Form S-8 File Nos. 33-55782, 33-58076, 33-11578, 333-69863 and 333-93105 each as filed with the
Securities  and  Exchange  Commission.

/S/ Balukoff, Lindstrom & Co., P.A.



Boise, Idaho
February 17, 2003



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